UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 20, 2014

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-2255	54-0418825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 20, 2014, Virginia Electric and Power Company (the Company) entered into an underwriting agreement (the Underwriting Agreement) with BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $200,000,000 aggregate principal amount of the Company’s 2014 Series B 4.45% Senior Notes due 2044 (the Series B Senior Notes). The Series B Senior Notes are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on December 28, 2011 (File No. 333-178772). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Series B Senior Notes will be issued under the Twenty-Eighth Supplemental Indenture, dated as of February 1, 2014, to the Company’s June 1, 1998 Senior Indenture, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated October 20, 2014, among the Company and BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Form of Senior Indenture, dated June 1, 1998, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the Original Trustee) (Exhibit 4 (ii), Form S-3, Registration Statement, File No. 333-47119, as filed on February 27, 1998, incorporated by reference).

4.2	Form of Nineteenth Supplemental and Amending Indenture to the Senior Indenture dated November 1, 2008 by and among the Company, the Original Trustee and U.S. Bank National Association, as Series Trustee (Exhibit 4.2, Form 8-K, File No. 001-02255, as filed on November 5, 2008, incorporated by reference).

4.3	Twenty-Eighth Supplemental Indenture to the Senior Indenture pursuant to which the 2014 Series B 4.45% Senior Notes due 2044 will be issued. The form of the 2014 Series B 4.45% Senior Notes due 2044 is included as Exhibit A to the Twenty-Eighth Supplemental Indenture (Exhibit 4.4, Form 8-K, File No. 001-02255, as filed on February 7, 2014, incorporated by reference).

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President, General Counsel and Chief Risk Officer

Date: October 23, 2014